EXHIBIT 10.1
FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT
This is the Fifth Amendment to the Employment Agreement (“Agreement”) between Lindsay Corporation, a Delaware corporation (“LINDSAY”) and Richard W. Parod (“PAROD”), which was entered into on March 8, 2000, and under which PAROD commenced employment on April 5, 2000, and was previously amended on May 2, 2003, December 22, 2004, March 20, 2007, and December 22, 2008.
I.
     Paragraph 2 of the Agreement is hereby amended to extend the Term of the Agreement for two additional years, so that, unless terminated at an earlier date in accordance with Paragraph 4 of the Agreement, the Term shall continue in effect until April 5, 2011.
II.
     Paragraph 4B of the Agreement is hereby amended to read as follows:
“B. Without Cause. LINDSAY may terminate PAROD’s employment at any time without Cause upon at least two (2) weeks advance written notice. If LINDSAY does so, then LINDSAY shall pay PAROD, within ninety (90) days of such termination, an amount equal to two (2) times PAROD’s annual salary and target bonus in effect on his termination date, subject to PAROD’s execution of a general release (“Release”) in a form to be agreed upon by LINDSAY and PAROD. Such payment shall be a complete and liquidated payment for damages or claims, if any, which PAROD may have against LINDSAY due to LINDSAY’s termination of his employment prior to the end of the Term of this Agreement. For purposes of clarification relating to Section 162(m) of the Internal Revenue Code, PAROD shall not be entitled to receive any pro-rated bonus for the fiscal year of termination of his employment and shall only be entitled to receive the payment provided for in this Paragraph 4B.”
III.
All other terms and conditions of the Agreement are hereby ratified and confirmed. All defined terms which are used herein shall have the same meaning as in the Agreement, except as modified herein.
[Signatures on following page.]

IN WITNESS WHEREOF, the parties have executed the Fifth Amendment to the Agreement to be effective on the later date set forth below when the Agreement has been executed by both parties.

RICHARD W. PAROD	LINDSAY CORPORATION

/s/ Richard W. Parod	/s/ Michael N. Christodolou

Richard W. Parod	Michael N. Christodolou
Chairman of the Board
Date: January 26, 2009	Date: January 26, 2009